Exhibit 32
                                   ----------

                              STATEMENT Pursuant to
                             18 U.S.C. Section 1350

         John Yoon, as Chief Executive Officer of Paradigm Medical Industries, Inc.. (the "Company"), and Luis A. Mostacero, as Controller (Principle financial and accounting officer) of the Company, hereby certify, pursuant to 18 U.S.C.
Section 1350(b), that the Company's Quarterly Report of Form 10-QSB for the quarterly period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: May 24, 2004         /s/ John Yoon
                            -------------------------------------
                            John Yoon
                            President and Chief Executive Officer
                            (principal executive officer)
                            Of Paradigm Medical Industries, Inc.


Dated: May 24, 2004         /s/ Luis A. Mostacero
                            -------------------------------------
                            Luis A. Mostacero
                            Controller, (Principal financial and accounting
                            officer) Of Paradigm Medical Industries, Inc.